UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2023

Date of Report (Date of earliest event reported)

Williams Rowland Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40659	86-2603800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Post Road East Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	WRACU	NYSE American LLC
Common Stock, par value $0.0001 per share	WRAC	NYSE American LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRACW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2023, Wrac, Ltd. a Guernsey Limited Liability Company (“Seller”), Williams Rowland Sponsor, LLC, a Delaware Limited Liability Company (“Buyer”), Jonathan Rowland and David B. Williams (each, a “Party” and, collectively, the “Parties”) entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which Seller transferred 2,514,663 shares (the “Founder Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”) of Williams Rowland Acquisition Corp. (the “Registrant”) and 5,550,000 warrants to purchase shares of Common Stock (the “Warrants” and, collectively with the Founder Shares, the “Securities”) constituting all of the securities of SPAC owned by the Seller or Jonathan Rowland for a payment of $300,000. A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2023, Jonathan Rowland informed the Board of Directors of the Registrant that he was resigning his positions as a director and as co-chief executive officer of the Registrant. Mr. Rowland’s resignation was not due to any disagreement with the registrant on any matter relating to the Registrant’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibit Name
10.1	Securities Purchase Agreement
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2023

WILLIAMS ROWLAND ACQUISITION CORP.

By:	/s/ David B. Williams
Name:	David B. Williams
Title:	Chief Executive Officer

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